As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Gary D. Begeman, Esquire
Executive Vice President, General Counsel and Secretary
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
(Name and address of agent for service)

(703) 390-5100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☒                         Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)        Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,000,000	$6.61	$79,320,000	$10,819.25

(1)
The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)	Pursuant to Rule 457(h), the registration fee is based on the average of the high ($6.78) and low ($6.44) prices reported on the Nasdaq Global Select Market on August 6, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by NII Holdings, Inc. (the “Registrant”) to register an additional 12,000,000 shares of the Registrant's common stock, par value $0.001 per share, issuable pursuant to the Registrant's 2012 Incentive Compensation Plan. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 and the Registrant hereby incorporates by reference the contents of the Registrant's prior registration statements on Form S-8 (Registration Nos. 333-117394 and 333-101136), as amended by the Post-Effective Amendment No. 1 (File No. 333-117394).

Part II

Information Required in the Registration Statement

Item 8.        Exhibits.

4.1
2012 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement, dated April 9, 2013, for the Annual Meeting of Stockholders held on May 22, 2013)

5.1	Opinion of Williams Mullen*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Williams Mullen (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*
______________
*Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 8th day of August, 2013.

NII HOLDINGS, INC.

By:	/s/ GARY D. BEGEMAN
Gary D. Begeman Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Juan R. Figuereo, Gary D. Begeman, and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Steven M. Shindler Steven M. Shindler	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2013
/s/ Juan R. Figuereo Juan R. Figuereo	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 8, 2013
/s/ Donald Neff Donald Neff	Vice President and Controller (Principal Accounting Officer)	August 8, 2013
/s/ Kevin L. Beebe Kevin L. Beebe	Director	August 8, 2013
/s/ Donald Guthrie Donald Guthrie	Director	August 8, 2013
/s/ Charles M. Herington Charles M. Herington	Director	August 8, 2013
/s/ Carolyn Katz Carolyn Katz	Director	August 8, 2013
/s/ Ricardo Knoepfelmacher Ricardo Knoepfelmacher	Director	August 8, 2013
/s/ Rosendo G. Parra Rosendo G. Parra	Director	August 8, 2013
/s/ Paulino do Rego Barros Paulino do Rego Barros	Director	August 8, 2013
/s/ John W. Risner John W. Risner	Director	August 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1
2012 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement, dated April 9, 2013, for the Annual Meeting of Stockholders held on May 22, 2013)

5.1	Opinion of Williams Mullen*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Williams Mullen (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*

______________
*Filed Herewith.